Exhibit 10.5

HESKA CORPORATION
STOCK INCENTIVE PLAN
RESTRICTED STOCK GRANT AGREEMENT

(Outside Director Award)

THIS AGREEMENT is made as of the _________ day of ____________, 20__ (the “Grant Date”) by and between Heska Corporation (the “Company”) and                  (the “Director”).
In consideration of the mutual covenants and representations herein set forth, the Company and Director agree as follows:

SECTION 1.	GRANT OF RESTRICTED STOCK.
1.1.    Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Heska Corporation Stock Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
1.2.    Grant of Restricted Stock. The Company hereby grants to Director an aggregate of _________ shares of Restricted Stock (the “Shares”), subject to vesting as provided in Section 2.

SECTION 2.	UNVESTED SHARES SUBJECT TO FORFEITURE.
2.1.    Shares Subject to Forfeiture.
a.    The Shares will vest (the “Vesting Time”) at the later of (i) the Company’s next Annual Meeting of Stockholders following the Grant Date (the “Meeting”) and (ii) the one (1) year anniversary of the Grant Date.
b.    In addition, vesting is subject to the Director’s service as a member of the Board through the Vesting Time. Notwithstanding the foregoing, if the Director’s current Board term expires at the Meeting, vesting is subject to (i) the Director’s service as a member of the Board through the Meeting, and (ii) the Director not engaging in Competition (as defined below) prior to the Vesting Time. For purposes of this Agreement, Director will be deemed to have engaged in “Competition” if Director, without the written consent of the Board, directly or indirectly (i) provides services or assistance in any form to any individual, entity, or company providing veterinary products for the companion animal health industry or imaging products or services for the veterinary market (each, a “Restricted Company”), whether such services or assistance is provided as an employee, consultant, agent, corporate officer, director, or otherwise or (ii) participates in the financing, operation, management, or control of, a Restricted Company. The Restricted Companies include, without limitation, Abaxis, Inc., IDEXX Laboratories, Inc., scil animal health company GmbH (currently a wholly-owned subsidiary of Henry Schein, Inc.), Sound Technologies, Inc. (currently a wholly-owned subsidiary of VCA Inc.), and Synbiotics Corporation (currently a wholly owned subsidiary of Zoetis Inc.). Notwithstanding the foregoing, Director shall not be deemed to be in Competition if Director is employed or engaged in a corporate function or senior management position (and holding commensurate equity interests) in a division of a Restricted Company, so long as such division is not in any way engaged in providing veterinary products for the companion animal health industry or imaging products or services for the veterinary market and Director does not directly or indirectly provide services or assistance to any division that does provide veterinary products for the companion animal health industry or imaging products or services for the veterinary market.
c.    In the event that the Director’s service as a member of the Board is terminated following the Grant Date because of either (i) Director’s death or (ii) Director’s Disability, the Shares will vest at the time the Director’s service as a member of the Board terminates. Furthermore, if Director completes his or her Board term at the Meeting and prior to the Vesting Time, and does not engage in Competition prior to the Vesting Time, the Shares shall vest at the Vesting Time.
d.    Except in the event of either (i) a Change in Control, in which case the Shares shall vest, or (ii) the circumstances described in Section 2.1(b) above, which is governed by Section 2.1(b), in the event that Director’s service as a member of the Board is terminated for any reason prior to vesting, Director will forfeit all right to the Shares.
2.2.    Restriction on Transfer. Until the Shares are vested, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

SECTION 3.	DELIVERY OF COMMON SHARES.
Shares that are no longer subject to forfeiture will be transferred and delivered to the Director as soon as administratively practicable after the date on which they vest in accordance with Section 2.1. Upon the vesting of the Shares, the prohibition against the sale or transfer of such Shares will be lifted, and such Shares may be treated as any other Common Shares, subject to any restrictions on transfer that may be applicable under federal securities laws.

SECTION 4.	STOCKHOLDER RIGHTS.
4.1.    Stock Register and Certificates. The Shares will be recorded in the stock register of the Company in the name of Director. The Shares will be evidenced by one or more stock certificates (which shall remain in the custody of the Company) or will be credited to an electronic book-entry account maintained by the Company on behalf of Director, and such certificate(s) or book entry (as applicable) will appropriately record the terms, conditions, and restrictions applicable to such Shares. To the extent certificates are issued with respect to the Shares, the Company will retain physical possession of such certificates, and Director shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached hereto as Attachment 1, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement.
4.2.    Exercise of Stockholder Rights. Director shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any) and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.
4.3.    Dividends and Distributions. Director will be entitled to receive and retain all regular cash dividends and such other distributions, as the Board may, in its discretion, designate, pay or distribute on such Shares, if and when any such dividends or distributions are payable on Common Shares to shareholders of record after the Grant Date (unless and until the Shares are forfeited). Notwithstanding the foregoing, any such dividends or distributions declared shall be accumulated and paid at the time (and to the extent) that the Shares vest (or forfeited at the time that the Shares are forfeited), but in no event later than two-and-a-half months following the end of the calendar year in which the vesting occurs.
4.4.    Legends. Certificates, if any, representing the Shares will contain the following or other legends in the Company’s discretion:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

SECTION 5.	CODE SECTION 83(b) ELECTION.
Director may complete and file with the Internal Revenue Service an election pursuant to Code Section 83(b) to be taxed currently on the fair market value of the Shares without regard to the vesting restrictions set forth in this Agreement. Director shall be responsible for all taxes associated with the acceptance of the transfer of the Shares, including any tax liability associated with the representation of Fair Market Value of the Shares if the election is made pursuant to Code Section 83(b).

SECTION 6.	MISCELLANEOUS.
6.1.    Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Director to remain in the service of the Company in any capacity, or of the Company to continue Director’s service in any capacity.
6.2.    Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
6.3.    Entire Agreement. This Agreement, including any exhibits, and the Plan together constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties. This Agreement may be amended only as provided in the Plan.

6.4.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado as applied to contracts between Colorado residents to be wholly performed within the State of Colorado.
6.5.    Counterparts. This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIRECTOR	HESKA CORPORATION
a Delaware corporation

By:
Title:
Address

Attachment 1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, _____________________, hereby sell, assign and transfer unto  _________ (________ ) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No. ___________ herewith and do hereby irrevocably constitute and appoint                          to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: ____________, 20__ .

Signature:

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated __________ __, 20__.

Instruction:	Please do not fill in any blanks other than the signature line.